EXHIBIT 16.1


                                   Smith & Company
            A Professional Corporation of Certified Public Accountants



December 10, 2002


SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC  20549

RE:  W-J International, Ltd.
     SEC File No.  000-17345


Ladies and Gentlemen:

We were previously principal accountants for W-J International, Ltd., and on December 26, 2001, we reported on the financial statements of W-J International, Ltd. as of September 30, 2001, and for the year then ended. On December 5, 2002, we were dismissed as principal accountants. We have read Item 4 of the 8-K/A dated December 5, 2001, for W-J International, Ltd. and agree with the statements contained therein regarding Smith & Company.


Very truly yours,

Smith & Company


By:  /s/  Roger B. Keonard



        10 West 100 South, Suite 700 - Salt Lake City, Utah 84101-1554
             Telephone: (801) 575-8295 - Facsimile (801) 575-8306
       Members:  American Institute of Certified Public Accountants - Utah
                      Association of Certified Public Accountants